UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 4, 2022

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California

(Address of Principal Executive Offices)

94404

(Zip Code)

650-574-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Gilead Sciences, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) in a virtual-only format on May 4, 2022. Of the 1,255,786,961 shares of the Company’s common stock entitled to vote at the Annual Meeting, 1,082,867,413 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

The Company’s stockholders elected nine directors to serve for the next year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jacqueline K. Barton, Ph.D.	939,364,402	9,837,381	3,152,581	130,513,049
Jeffrey A. Bluestone, Ph.D.	940,591,094	7,984,756	3,778,514	130,513,049
Sandra J. Horning, M.D.	928,503,191	20,706,321	3,144,852	130,513,049
Kelly A. Kramer	933,497,210	15,260,783	3,596,371	130,513,049
Kevin E. Lofton	895,752,249	52,581,063	4,021,052	130,513,049
Harish Manwani	918,831,812	29,962,105	3,560,447	130,513,049
Daniel P. O’Day	871,823,865	71,402,651	9,127,848	130,513,049
Javier J. Rodriguez	937,741,694	10,774,544	3,838,126	130,513,049
Anthony Welters	912,548,682	35,140,086	4,665,596	130,513,049

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The proposal received the following votes:

Votes For	1,020,875,369
Votes Against	60,552,677
Abstentions	1,439,367

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as presented in the Proxy Statement. The proposal received the following votes:

Votes For	875,824,762
Votes Against	74,354,069
Abstentions	2,175,533
Broker Non-Votes	130,513,049

The Company’s stockholders approved the Gilead Sciences, Inc. 2022 Equity Incentive Plan. The proposal received the following votes:

Votes For	864,559,390
Votes Against	85,850,671
Abstentions	1,944,303
Broker Non-Votes	130,513,049

The Company’s stockholders did not approve a stockholder proposal requesting that the board of directors of the Company (the “Board”) adopt a policy that the Chairperson of the Board be an independent director. The proposal received the following votes:

Votes For	384,168,847
Votes Against	566,110,701
Abstentions	2,074,816
Broker Non-Votes	130,513,049

The Company’s stockholders did not approve a stockholder proposal requesting that the Board include one member from the Company’s non-management employees. The proposal received the following votes:

Votes For	63,589,287
Votes Against	882,911,737
Abstentions	5,853,340
Broker Non-Votes	130,513,049

The Company’s stockholders approved a stockholder proposal requesting a 10% threshold to call a special stockholder meeting. The proposal received the following votes:

Votes For	539,585,285
Votes Against	410,356,111
Abstentions	2,412,968
Broker Non-Votes	130,513,049

The Company’s stockholders did not approve a stockholder proposal requesting that the Board publish a third-party review of the Company’s lobbying activities. The proposal received the following votes:

Votes For	475,014,934
Votes Against	470,778,461
Abstentions	6,560,969
Broker Non-Votes	130,513,049

The Company’s stockholders did not approve a stockholder proposal requesting a Board report on oversight of risks related to anticompetitive practices. The proposal received the following votes:

Votes For	374,011,733
Votes Against	569,683,005
Abstentions	8,659,626
Broker Non-Votes	130,513,049

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Gilead Sciences, Inc. 2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, Corporate Affairs, General Counsel and Corporate Secretary

Date:      May 5, 2022